Exhibit 99.8

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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FIRST LIGHT ACQUISITIONS GROUP

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [ • ], 2023.

INTERNET –
www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online Special Meeting, you will need your 12 digit control number to vote electronically at the Special Meeting. To attend:
https://www.cstproxy.com/ firstlightacquisition/2023

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

FIRST LIGHT ACQUISITIONS GROUP

SPECIAL MEETING OF STOCKHOLDERS [ • ], 2023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Thomas Vecchiolla and Michael Alber, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of First Light Acquisition Group held of record by the undersigned at the close of business on [ • ], 2023 at the Special Meeting of Stockholders of First Light Acquisition Group to be held virtually at: https://www.cstproxy.com/firstlightacquisition/2023 on [ • ], 2023, at [ • ] a.m. or at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 THROUGH 8, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued, and to be marked, dated and signed, on the other side)

Important Notice Regarding the Internet Availability of Proxy

Materials for the Special Meeting of Stockholders

The 2023 Proxy Statement and the 2022 Annual Report to Stockholders are available at:

https://www.cstproxy.com/firstlightacquisition/2023

PROXY CARD	Please mark your votes like this
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.

(1) Proposal No. 1 — To consider and vote upon a proposal to approve the business combination (the “Business Combination”) described in the	FOR ☐	AGAINST ☐	ABSTAIN ☐
accompanying proxy statement/prospectus, including approving the transactions contemplated by the Agreement and Plan of Merger (as the same has been or may be amended, modified, supplemented or waived from time to time), dated as of January 9, 2023, by and among First Light Acquisition Group, Inc., a Delaware corporation (“FLAG”), Calidi Biotherapeutics, Inc., a Nevada Corporation (“Calidi”), FLAG Merger Sub Inc., a Nevada corporation and a wholly-owned subsidiary of FLAG (“Merger Sub”), First Light Acquisition Group, LLC, in the capacity as representative for the stockholders of FLAG and Allan Camaisa, in the capacity as representative of the stockholders of Calidi, which, among other things, provides for the merger of Merger Sub with and into Calidi, with Calidi surviving such merger as a wholly-owned subsidiary of FLAG (the “New Calidi”) and related agreements described in the accompanying proxy statement/prospectus (the “Business Combination Proposal”);

(2) Proposal No. 2 — To consider and vote upon a proposal to approve and adopt the Second Amended and Restated Certificate of Incorporation of FLAG	FOR ☐	AGAINST ☐	ABSTAIN ☐
(the “Proposed Charter”), which will be the certificate of incorporation of New Calidi, in the form attached to the accompanying proxy statement/prospectus as Annex B (the “Charter Proposal”);

(3) Proposal No. 3 — To consider and vote upon a proposal to approve, on a non-binding advisory basis, certain governance provisions in the Proposed	FOR ☐	AGAINST ☐	ABSTAIN ☐
Charter, presented separately in accordance with the United States Securities and Exchange Commission requirements (the “Governance Proposal”);

Proposal No. 3A: To approve the change in the authorized capital stock of FLAG from (i) 300,000,000 shares of FLAG Class A common	FOR ☐	AGAINST ☐	ABSTAIN ☐

stock, 30,000,000 shares of FLAG Class B common stock and 1,000,000 shares of preferred stock, each with par value $0.0001 per share, of FLAG to (ii) 312,000,000 shares of New Calidi Voting Common Stock, 18,000,000 shares of New Calidi Non-Voting Common Stock and 1,000,000 shares of New Calidi preferred stock.

Proposal No. 3B: To approve provisions that require the affirmative vote of holders of at least 66 2/3% of the voting power of all then-outstanding	FOR ☐	AGAINST ☐	ABSTAIN ☐

New Calidi Common Stock entitled to vote generally in the election of directors, voting together as a single class, to adopt, amend or repeal the Proposed Bylaws and the provisions in the Proposed Charter related to preferred stock, the board of directors, stockholders, limitation on liability and indemnification of directors and officers, forum selection and amendments to the Proposed Charter.

Proposal No. 3C: To approve that New Calidi stockholders may remove directors from office but only for cause and only by the affirmative move	FOR ☐	AGAINST ☐	ABSTAIN ☐
of at least 66 2/3% of the voting power of the outstanding New Calidi Common Stock.

Proposal No. 3D: To approve that any action required or permitted to be taken by New Calidi Stockholders may be effected at a duly called	FOR ☐	AGAINST ☐	ABSTAIN ☐
annual or special meeting of such stockholders, and may not be taken by written consent.

(4) Proposal No. 4 — To consider and vote upon a proposal to approve and adopt the Calidi Biotherapeutics, Inc. 2023 Stock		FOR ☐	AGAINST ☐	ABSTAIN ☐
Incentive Plan, in the form attached to the accompanying proxy statement/prospectus as Annex G (the “Incentive Plan Proposal”);

(5) Proposal No. 5 — To consider and vote upon a proposal to approve the Calidi Biotherapeutics, Inc. Employee Stock		FOR ☐	AGAINST ☐	ABSTAIN ☐
Purchase Plan, in the form attached to the accompanying proxy statement/prospectus as Annex H (the “ESPP Proposal”);

(6) Proposal No. 6 — To consider and vote upon a proposal to elect seven directors to serve staggered terms on the New Calidi Board upon the consummation of the Business Combination until the first, second and third annual meetings of stockholders following the date of effectiveness of the Proposed Charter, as applicable, or until the election and qualification of their respective successors in office (the “New Board Proposal”);
(1) Allan Camaisa	(5) James Schoeneck	FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐
(2) Heehyoung Lee	(6) Alfonso Zulueta
(3) Scott Leftwich	(7) Thomas Vecchiolla
(4) George Ng

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominees on the line below

(7) Proposal No. 7 — To consider and vote upon a proposal to approve, for purposes of complying with Section 712(b) and		FOR ☐	AGAINST ☐	ABSTAIN ☐
Section 713(b) of the NYSE American’s Company Guide, (a) the issuance of more than 20% of FLAG’s issued and outstanding shares of common stock in connection with the Business Combination, including, without limitation, pursuant to the PIPE Investment, if consummated (as described in the accompanying proxy statement/prospectus), and (b) the issuance of more than 20% of FLAG’s issued and outstanding shares to a single holder (which may constitute a change in control under the NYSE American’s Company Guide) in connection with the Business Combination (the “NYSE American Proposal”); and

(8) Proposal No. 8 — To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit		FOR ☐	AGAINST ☐	ABSTAIN ☐
further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposal, the Governance Proposal, the Incentive Plan Proposal, the ESPP Proposal, the New Board Proposal or the NYSE American Proposal (the “Adjournment Proposal”).

CONTROL NUMBER

Signature                                                                                          Signature, if held jointly                                                                                  Date                    , 2023

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.